===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               iGate Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                               iGATE CORPORATION
                              680 Andersen Drive
                        Pittsburgh, Pennsylvania 15220

                           Telephone: (412) 503-4450

                                  May 1, 2002

                               ----------------

Dear iGate Corporation Shareholder:

  You are cordially invited to attend our 2002 Annual Meeting of Shareholders to be held at the Radisson Hotel Greentree at 101 Marriott Drive, Pittsburgh, Pennsylvania on Friday, June 7, 2002, at 9:30 a.m.

  The Annual Meeting will commence with voting on the matters as described in the accompanying Notice of Annual Meeting and Proxy Statement followed by a report on Company operations and subsequent discussion.

  Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                          Sincerely,

                                          /s/ Sunil Wadhwani
                                          Sunil Wadhwani
                                          Co-Chairman of the Board and
                                          Chief Executive Officer
                               iGATE CORPORATION
                              680 Andersen Drive
                        Pittsburgh, Pennsylvania 15220

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on June 7, 2002

                               ----------------

  The Annual Meeting of Shareholders of iGate Corporation (the "Company") will be held at the Radisson Hotel Greentree at 101 Marriott Drive, Pittsburgh, Pennsylvania on Friday, June 7, 2002, at 9:30 a.m., to consider and act upon the following matters:

1. The election of one (1) Class C director; and

2. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has established the close of business on March 28, 2002, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Zugay
                                          Michael J. Zugay
                                          Senior Vice President, Chief
                                          Financial Officer and Corporate
                                          Secretary
Pittsburgh, PA
May 1, 2002

                               TABLE OF CONTENTS

PURPOSE OF MEETING..........................................................   1
VOTING RIGHTS AND SOLICITATION..............................................   1
Voting......................................................................   1
Proxies.....................................................................   1
Solicitation of Proxies.....................................................   2
PROPOSAL NO. 1--ELECTION OF DIRECTOR........................................   2
General.....................................................................   2
Business Experience of Directors............................................   2
Recommendation of the Board of Directors....................................   3
Board Committees and Meetings...............................................   3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............   4
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................   6
EXECUTIVE OFFICERS..........................................................   6
EXECUTIVE COMPENSATION......................................................   6
Summary Compensation Table..................................................   6
Option Grants During 2001...................................................   8
Option Exercises During 2001 and Year End Option Values.....................   8
Employment Agreements.......................................................   8
Compensation Committee Interlocks and Insider Participation.................  10
Report of the Compensation Committee on Executive Compensation..............  10
DIRECTORS' COMPENSATION.....................................................  12
REPORT OF THE AUDIT COMMITTEE...............................................  13
INDEPENDENT PUBLIC ACCOUNTANTS..............................................  14
STOCK PERFORMANCE CHART.....................................................  15
CERTAIN RELATED PARTY TRANSACTIONS..........................................  15
SUBMISSION OF SHAREHOLDER PROPOSALS
TO BE INCLUDED IN 2003 PROXY STATEMENT......................................  16
FORM 10-K...................................................................  17
OTHER MATTERS...............................................................  17

                               iGATE CORPORATION
                              680 Andersen Drive
                        Pittsburgh, Pennsylvania 15220

                               ----------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                          To Be Held on June 7, 2002

                               ----------------

  This Proxy Statement is being furnished to the shareholders of iGate Corporation, a Pennsylvania corporation ("iGate" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") scheduled to be held on Friday, June 7, 2002 at 9:30 a.m., at the Radisson Hotel Greentree, 101 Marriott Drive, Pittsburgh, Pennsylvania, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about May 2, 2002.

                            PURPOSE OF THE MEETING

  The specific proposal to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  Only holders of record of iGate Common Stock, par value $.01 per share (the "Common Stock") and Series A Preferred Stock, no par value (the "Preferred Stock"), as of the close of business on March 28, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 51,315,368 shares of Common Stock outstanding and one share of Preferred Stock outstanding.

  The presence in person or by proxy of the shareholders entitled to cast at least a majority of all the votes that are entitled to be cast at the meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date and the holder of the share of Preferred Stock has 130,046 votes. Shareholders may not cumulate votes in the election of directors.

PROXIES

  All shares of Common Stock and Preferred Stock represented by proxies that are properly signed, completed and returned to the Secretary of the Company at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder's vote, the shares will be voted FOR the election of the Board's nominee to the Board of Directors. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTOR

GENERAL

  The Company's Second Amended and Restated Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company's Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class A directors whose terms expire in 2003; two (2) Class B directors whose terms expire in 2004; and one
(1) Class C director whose term expires in 2002. Therefore, one (1) director is being elected to Class C at the Annual Meeting for a three-year term expiring in the year 2005.

  The name of the person who is nominated for Class C director is Sunil Wadhwani, who presently serves as a Class C director. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Mr. Sunil Wadhwani as Class C director. The Board of Directors knows of no reason why Mr. Wadhwani would be unable to serve as director. If, at the time of the Annual Meeting, Mr. Wadhwani is unable or unwilling to serve as a Class C director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

  The following section captioned "Business Experience of Directors" sets forth certain information concerning the Board nominee for election to the Board of Directors at the Annual Meeting.

BUSINESS EXPERIENCE OF DIRECTORS

 Nominee for Director in Class C Whose Term Expires in 2005

  Sunil Wadhwani, age 49, has served as Co-Chairman and Chief Executive Officer of the Company since October 1996, and as a director since 1986. From 1986 through September 1996, he served as Chairman of the Company and held several other offices, including Vice President, Secretary and Treasurer. From 1981 to 1986, Mr. Wadhwani served as President of Uro-Valve, Inc., a start-up manufacturer of specialized medical devices that he founded in 1981. Prior to 1981, Mr. Wadhwani worked as a management consultant assisting companies in strategic planning, operations, marketing and sales.

 Directors in Class B Whose Terms Expire in 2004

  Ashok Trivedi, age 53, has served as Co-Chairman and President of the Company since October 1996, and as a director since 1988. He was reelected by the shareholders in 2001 to serve a three year term expiring in 2004. From 1988 through September 1996, Mr. Trivedi served as President of the Company and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation.

  Edward Yourdon, age 58, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was reelected by the shareholders in 2001 to serve a three year term expiring in 2004. Mr. Yourdon has served as a consultant to the information technology industry for the past thirty five years, most currently focusing on the Internet, business re-engineering, object technology and the design of Internet/Intranet software applications.

 Directors in Class A Whose Terms Expire in 2003

  Michel Berty, age 62, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was reelected by the shareholders in 2000 to serve a three year term expiring in 2003. Mr. Berty served in various executive and management positions with the Cap Gemini Group from 1972 through April 1997, most recently, from 1992 through April 1997, as Chairman and Chief Executive Officer of the American subsidiary of Cap Gemini. Mr. Berty serves as a member of the board of directors of Level 8 Systems, Merant, Sapiens International, Asterop S.A., Net Gain and Data Raid. He is also the President of PAC U.S., the American subsidiary of PAC, a foreign information technology strategy consulting firm.

  J. Gordon Garrett, age 62, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was reelected by the shareholders in 2000 to serve a three year term expiring in 2003. He is currently CEO of Interloci Network Management Inc., a position he has held since 2000. He was Senior Vice President of Ricoh Corp., Caldwell, New Jersey and Chief Executive Officer of Ricoh Canada, from 1995 to 2000. From 1991 to 1995, Mr. Garrett was Chairman of the Board, Chief Executive Officer and President of Information Systems Management (ISM) Corporation. He held the position of President of Gestetner USA from 1989 to 1991.

VOTES REQUIRED

  The Class C Director will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominee who receives the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that the shareholders vote FOR the nominee named herein.

BOARD COMMITTEES AND MEETINGS

  During 2001, the Board of Directors met five times with all directors attending each meeting. The Board also took action by unanimous written consent on four occasions during the year. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee.

Audit Committee

  The Board has an Audit Committee currently consisting of Messrs. Garrett, Berty and Yourdon, all of whom are independent directors. The Audit Committee's duties include recommending to the Board of Directors the firm of independent accountants to audit the Company's financial statements, reviewing the scope and results of the independent auditors' activities and the fees proposed and charged therefore, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee's activities to the full Board. The Board has adopted a written charter for the Audit Committee. The Audit Committee met three times during 2001.

Compensation Committee

  The Board has a Compensation Committee, currently consisting of Messrs. Garrett, Berty and Yourdon, all of whom are independent directors. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met three times in 2001 and also acted once by unanimous written consent.

Executive Committee

  The Board has an Executive Committee, currently consisting of Messrs. Wadhwani and Trivedi, which exercises the full power of the Board of Directors between meetings of the Board, provided, however, that the Executive Committee does not have power or authority to: (i) approve any fundamental change that requires shareholder approval; (ii) create or fill vacancies on the Board of Directors; (iii) adopt, amend or repeal the Bylaws; (iv) take any action with respect to the compensation of executive officers; (v) take any other action committed by resolution of the Board of Directors to another committee of the Board of Directors; (vi) authorize the issuance of any shares of the Company's stock; or (vii) authorize any distributions with respect to the Company's outstanding shares. The Executive Committee did not meet during 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of March 28, 2002 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Preferred Stock; (iii) each named executive officer listed in the Summary Compensation Table below; and (iv) all directors and named executive officers of the Company as a group. As of March 28, 2002, there were 51,315,368 shares of Common Stock outstanding and one share of Preferred Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable.

                                               Amount and Nature of
                                               Beneficial Ownership
                                   --------------------------------------------
                                              Percentage            Percentage
                                                  of                    of
                                   Shares of    Common    Shares of  Preferred
                                     Common      Stock    Preferred    Stock
Name of Beneficial Owner             Stock    Outstanding   Stock   Outstanding
------------------------           ---------  ----------- --------- -----------
Sunil Wadhwani (1)(2)............. 15,301,053    29.8%        --         --
Ashok Trivedi (2)(3).............. 15,301,053    29.8         --         --
Arun Nayar, as co-trustee of
 certain Trivedi family trusts
 (2)(4)...........................  3,809,333     7.4         --         --
Liberty Wanger Asset Management...  3,874,000     7.5         --         --
Michel Berty (5)..................     35,000       *         --         --
J. Gordon Garrett (6).............     72,000       *         --         --
Ed Yourdon (7)....................     46,000       *         --         --
Michael Zugay (8).................    251,666       *         --         --
Steven Shangold (9)...............    184,996       *         --         --
Jonathan Bonime (10)..............      7,000       *         --         --
King Moore Consultants Ltd
 (11)(12).........................         --      --          1        100%
All directors and executive
 officers as a group of
 8 persons (13)................... 31,198,768    60.8%        --         --

--------
*  Less than 1%

(1) Includes 4,027,576 shares held by five family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.

(2) The address of Messrs. Wadhwani, Trivedi, and Nayar is c/o iGate Corporation, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220.

(3) Includes 3,809,333 shares held by three family trusts, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

(4) Mr. Nayar is co-trustee of the three Trivedi family trusts with no investment power and sole voting power over 2,132,500 shares and shared voting power over 1,676,833 shares.

(5) Includes 15,000 shares that may be acquired within 60 days of March 28, 2002 pursuant to exercise of options.

(6) Includes 45,000 shares that may be acquired within 60 days of March 28, 2002 pursuant to exercise of options.

(7) Includes 45,000 shares that may be acquired within 60 days of March 28, 2002 pursuant to exercise of options.

(8) Includes 150,000 restricted shares and 96,666 shares that may be acquired within 60 days of March 28, 2002 pursuant to exercise of options.

(9) Represents shares that may be acquired within 60 days of March 28, 2002 pursuant to exercise of options.

(10) Mr. Bonime ceased to be an executive officer of the Company and left the Company effective August 15, 2001.

(11) The address of King Moore Consultants Limited is c/o Chase Manhattan Trust Company, N.A., Suite 1100, One Oxford Centre, Pittsburgh, Pennsylvania 15219.

(12) The single share of Preferred Stock is held by Chase Manhattan Trust Company, N.A., in its capacity as trustee for the holders of outstanding Non-Voting Exchangeable Shares (the "Quantum Stock") of Quantum Information Resources Limited, a Canadian subsidiary of iGate. The holders of the Quantum Stock that are not affiliated with iGate share the voting and investment power with respect to this share in proportion to their respective ownership of the Quantum Stock. King Moore Consultants Limited has voting power with respect to greater than 5% of the 130,046 votes to which the share of Preferred Stock is entitled.

(13) Includes 386,662 shares of Common Stock underlying options that are exercisable on or before March 28, 2002 or within 60 days after such date and 150,000 shares of restricted stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports that they file.

  Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2001, all such persons complied with the applicable filing requirements under Section 16(a).

                              EXECUTIVE OFFICERS

  In addition to Messrs. Wadhwani and Trivedi, whose positions and backgrounds are discussed above, the following persons currently serve as executive officers of the Company:

  Steven Shangold, age 41, has served as Chief Executive Officer of Mastech Emplifi Inc. since April 6, 2000. Mastech Emplifi Inc. is a wholly owned subsidiary of iGate Corporation. Mr. Shangold served as Senior Vice President-U.S. Client Services of the Company from August 1998 to April 6, 2000. From September 1995 to July 1998, he served as the Company's Vice President of U.S. Sales and Marketing. From February 1992 to September 1995, he served as the Company's Sales Director--Commercial Division. Mr. Shangold earned a Bachelor's degree in Management from Syracuse University and a Bachelor's degree in Advertising from the S.I. Newhouse School.

  Michael Zugay, age 50, served as Vice President-Corporate Development of the Company from February 1998 to April 2, 2001 when he was appointed Senior Vice President and Chief Financial Officer. From March 1995 through January 1998, he served as the Company's Chief Financial Officer. He was also reappointed as the Company's Corporate Secretary on April 1, 2001 and previously served in this capacity from March 1995 to April 2000. Before joining iGate in March 1995, he served as President and CEO of Bliss-Salem, Inc., a provider of products to the steel industry. Prior to that, he served in various financial positions in the steel industry and spent 6 years in public accounting at KPMG. Mr. Zugay is a certified public accountant with over 29 years of financial and operational experience. He earned a Bachelor's degree in Business Management from Indiana University of Pennsylvania.

  The Company's executive officers are appointed and serve at the discretion of the Board of Directors. Each executive officer is a full-time employee of the Company. There are no family relationships between any director or executive officer of the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, the three other individuals who were serving as executive officers of the

Company as of December 31, 2001 and one additional individual who was no longer serving as an executive officer as of December 31, 2001(collectively, the "Named Executive Officers"). The information in this table is presented for the three years ended December 31, 2001, 2000 and 1999, respectively.

                                                                     Long-Term
                                Annual Compensation             Compensation Awards
                         ------------------------------------ -------------------------
                                                                            Securities
                                                 Other Annual Restricted    Underlying    All Other
Name and Principal            Salary      Bonus  Compensation   Stock      Options/SARs  Compensation
Position                 Year   ($)        ($)   ($)(1)(2)(4) Awards ($)       (#)           ($)
------------------       ---- -------    ------- ------------ ----------   ------------  ------------
Sunil Wadhwani.......... 2001 298,077          0    15,503          --            --          --
 Co-Chairman and Chief   2000 300,000    100,000    15,503          --            --          --
 Executive Officer       1999 311,539     54,999    17,416          --            --          --


Ashok Trivedi........... 2001 298,077          0    15,680          --            --          --
 Co-Chairman and         2000 301,000    100,000    15,680          --            --          --
  President              1999 311,539     54,999    17,859          --            --          --


Michael Zugay........... 2001 282,692     52,500        --     280,500(3)    100,000          --
 Chief Financial Officer 2000 224,999     75,000        --          --            --          --
                         1999 197,692     50,154        --          --        20,000          --


Steven Shangold......... 2001 287,260    888,940    81,000          --       120,000          --
 CEO, Mastech Emplifi    2000 293,308    202,000        --          --            --          --
  Inc.                   1999 250,000    194,389        --          --        35,000          --



Jonathan Bonime (5)..... 2001 279,644(6)  18,750        --          --       100,000(7)       --
 Former General Counsel

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when such perquisites and other personal benefits constituted less than 10% of the total annual salary and bonus for each of the named executive officers for such year.

(2) During 2001, 2000 and 1999, the Company leased automobiles for Messrs. Wadhwani and Trivedi. The incremental costs to the Company in 2001, 2000 and 1999 for the automobiles leased was $15,503, $15,503 and $17,416, respectively for Mr. Wadhwani and $15,680, $15,680 and $17,859 respectively for Mr. Trivedi.

(3) The value of Mr. Zugay's 150,000 shares of restricted stock as of December 31, 2001 was $615,000. The restricted stock award of 150,000 shares vests in monthly increments of 4,550 shares, beginning April 30, 2001 and will become fully vested on December 31, 2003.

(4) In accordance with Mr. Shangold's employment agreement with Mastech Emplifi, Inc., Mr. Shangold is scheduled to receive certain Retention Payments on a quarterly basis as long as he is employed by Mastech Emplifi, Inc. through October 1, 2004. The total amount of these Retention Payments in the event Mr. Shangold remains employed through October 1, 2004 equals $4,000,000.

(5) Mr. Bonime joined iGate in January 2001 and ceased to be an executive officer and left the Company effective August 15, 2001.

(6) This amount includes $126,923 paid to Mr. Bonime as severance following the termination of his employment.

(7) Mr. Bonime's severance agreement provided that he would receive an additional six months of vesting following the termination of his employment. After giving effect to said vesting, 25,000 options vested and 75,000 expired.

OPTION GRANTS DURING 2001

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share, and the expiration date of all options granted to each of the named executive officers during 2001.

                                             Individual Grants
                           -----------------------------------------------------
                                         Percent of  Exercise
                            Number of      Total     or Base
                            Securities  Options/SARs  Price               Grant
                            Underlying   Granted to    Per                Date
                           Options/SARs Employees in  Share   Expiration  Value
Executive Officer           Granted(1)  Fiscal Year    $/SH      Date    ($)(1)
-----------------          ------------ ------------ -------- ---------- -------
Sunil Wadhwani............        --         --           --         --       --
Ashok Trivedi.............        --         --           --         --       --
Michael Zugay.............   100,000        7.7%      $1.930   10/02/11  155,000
Steven Shangold...........   120,000        9.3%      $1.930   10/02/11  186,000
Jonathan Bonime...........   100,000        7.7%      $3.562   01/19/11  290,000

--------
(1) The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 2001: (i) risk free interest rate of approximately 4%; (ii) expected dividend yield of 0.0%; (iii) expected life of options of five (5) years; and (iv) an expected volatility rate of 111%.

OPTION EXERCISES DURING 2001 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 2001, by each of the named executive officers:

                                                        Number of Securities       Value of In-The-Money
                                                       Underlying Options/SARs          Options/SARs
                         Shares Acquired    Value      at Fiscal Year End (#)      at Fiscal Year End ($)
Executive Officer        on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
-----------------        --------------- ------------ ------------------------- ----------------------------
Sunil Wadhwani..........        --            --                --/--                      --/--
Ashok Trivedi...........        --            --                --/--                      --/--
Steven Shangold.........        --            --           184,996/120,000                 --/$260,400
Michael Zugay...........        --            --            96,666/103,334                 --/$217,000
Jonathan Bonime.........        --            --            25,000/--                 $13,438/--

--------
(1) The closing price for the Company's Common Stock as reported by THE NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET on December 31, 2001 was $4.10. Value is calculated on the basis of the difference between the option exercise price and $4.10, multiplied by the number of shares of Common Stock underlying the option.

                             EMPLOYMENT AGREEMENTS

  The Company and each of Messrs. Wadhwani and Trivedi are parties to substantially identical employment agreements ("Executive Employment Agreements") that were negotiated at arms-length and entered into prior to the Company's initial public offering. The Executive Employment Agreements were amended in 2000 to provide for revised bonus provisions and amended again in January 2002 to provide for a reduction in the minimum base salary. Each Executive Employment Agreement is in effect for a rolling two-year term that is automatically restarted at the conclusion of each month during which neither party gives notice of his or its intention to terminate the agreement. Once either the executive or the Company gives such termination notice to the other party, the term of such Executive Employment Agreement will terminate on the date that is two years after the last day of the month in which such written notice is received. During 2001 each Executive Employment Agreement provided for a minimum base salary of $300,000, (subject to increase at the discretion of the Board of Directors) and the right to receive an annual discretionary performance bonus upon approval by the Board of Directors. As amended in January 2002, the minimum base salary was reduced to $250,000. Each Executive Employment Agreement provides that upon termination of employment other than as a result of death, retirement or termination by the Company for cause or disability (as such terms are defined in the agreements), the Company shall pay the executive
(i) a lump sum severance payment equal to the amount, discounted to present value, the executive would have been paid, based upon his base salary at the time of termination, if such executive had remained an employee for the remaining term of his respective Executive Employment Agreement, (ii) shares of Common Stock having a value equal to the value of the executive's vested and unvested stock options and stock appreciation rights, and (iii) health insurance for the executive for the remainder of his life at the level in effect for such executive immediately prior to the termination of his employment. In the event the executive is terminated due to a disability (as defined in the Executive Employment Agreement), the Company will pay the executive's base salary for three years, reduced by any benefits to which the executive may be entitled under any Company-sponsored disability income or income protection plan, policy or arrangement, and, for each of the three years after the date of his termination, an amount equal to the highest annual bonus that he received in the three years prior to the date of his termination, payable each year in a lump sum. In the event that the employment of an executive is terminated as a result of such executive's death, the Company will pay to the executive's legal representatives (x) a one-time payment of $100,000, (y) the executive's then current base salary for a twelve
(12) month period, and (z) any benefits to which the executive's legal representatives are entitled under any of the Company's insurance policies or benefit plans or programs. In addition, the Company will arrange to provide the executive's surviving spouse and eligible dependents with health and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to his death. Under the Executive Employment Agreements, the Company agrees to indemnify the executives to the full extent not prohibited by law for liabilities they incur in their capacity as directors, officers or controlling persons of the Company. Under the Executive Employment Agreements, the executives agree to a noncompetition covenant during the term of the agreement and for one year after the termination of their employment for cause and to nonsolicitation and nondisclosure covenants during the term of the agreement and for one year after the termination of their employment for any reason.

  Mr. Shangold and Mastech Emplifi, Inc. are parties to an employment agreement dated as of November 22, 2000 and amended effective September 30, 2001 (the "Shangold Agreement"), which supersedes Mr. Shangold's prior employment agreements with Mastech Emplifi, Inc. and the Company. The Shangold Agreement is in effect on a year-to-year basis until terminated by Mastech Emplifi or Mr. Shangold. The Shangold Agreement, which prior to amendment provided for a base salary of $250,000 and the right to receive a quarterly bonus, now provides for a base salary of $150,000 and the right to receive an annual bonus of $350,000 paid in quarterly installments on a prorated basis based upon the achievement of agreed upon goals related to meeting internally established revenue goals, peer group company revenue comparisons, operating income internal goals, days sales outstanding standards and subjective criteria. As amended, the Shangold Agreement also provides for the payment to Mr. Shangold of Retention Payments of $4,000,000, payable quarterly in installments. The first quarterly payment of $81,000 was paid in December 2001. These Retention Payments are in recognition of the Company's decision not to proceed with the sale of Mastech Emplifi after Mr. Shangold had introduced an interested buyer, a transaction that, pursuant to the Shangold Agreement prior to its amendment, would have resulted in a payment of a minimum of $3,000,000 to Mr. Shangold. The Shangold Agreement also provides for the cancellation of all iGate stock options issued to Mr. Shangold that did not vest prior to December 31, 2000, and 50,004 options were subsequently cancelled in 2000. The amendment to the Shangold Agreement also provides for the issuance of 120,000 non-qualified stock options as of October 3, 2001 at an exercise price of $1.93. Upon the termination of Mr. Shangold for cause, the Company may immediately cease payment of any further wages, benefits or other compensation other than salary and benefits (excluding options) earned through the date of termination. If Mr. Shangold's employment is terminated without cause or by reason of his death, disability or voluntary resignation for good reason, Mr. Shangold shall be entitled to receive certain COBRA benefits and severance payments. The amount of such severance payments is determined by the length of Mr. Shangold's service, and shall in combination with all previously made Retention Payments, not exceed a maximum payment of $4,000,000 (in connection with termination on or after October 1, 2004). The Shangold Agreement contains customary nondisclosure provisions and includes noncompetition and nonsolicitation covenants to be honored during the term of the agreement and for one year after the termination of Mr. Shangold's employment for any reason.

  The Company and Mr. Zugay are parties to an employment agreement (the "Zugay Agreement") dated as of March 9, 2001 which supersedes Mr. Zugay's prior employment agreements with the Company. The Zugay Agreement is in effect on a year-to-year basis until terminated by the Company or Mr. Zugay. The Zugay Agreement provides for a base salary of $300,000 and an annual bonus of $75,000 payable in quarterly installments. The Zugay Agreement also provides for the grant to Mr. Zugay as of April 2, 2001 of a restricted stock award in the amount of 150,000 shares (the "Restricted Stock") of Common Stock of the Company. The Restricted Stock began vesting on April 30, 2001 and continues to vest on the last day of each month through December 31, 2003 in equal installments of 4,550 shares, with the last installment totaling 4,400 shares. Upon the termination of Mr. Zugay for cause, the Company may immediately cease payment of any further wages, benefits or other compensation other than salary and benefits (excluding options) earned through the date of termination. In the event that Mr. Zugay is terminated "without cause", he shall be entitled to six (6) months severance at his last base pay and all of his restricted stock and stock options will continue to vest during this 6 month severance period. If the event that causes his termination is the result of a Change of Control Event, the severance payment shall be equal to twelve (12) months pay at Mr. Zugay's last base pay. All severance payments will be made on a salary continuation basis. Mr. Zugay shall also be entitled to continue in all health, dental, vision, and life insurance benefit programs during the applicable severance period. The Zugay Agreement contains customary nondisclosure provisions and includes noncompetition and nonsolicitation covenants to be honored during the term of the Zugay Agreement and for one year after the termination of Mr. Zugay's employment for any reason.

  By letter agreement dated as of August 15, 2001 (the "Bonime Agreement"), iGate and Jonathan Bonime agreed to the termination of Mr. Bonime's employment. Consistent with Mr. Bonime's employment agreement, the Bonime Agreement provides for the payment of six months of salary at Mr. Bonime's base pay pursuant to the Company's payroll schedule and for the continued vesting of stock options and continuation of health, dental, vision and life insurance benefits during such six-month period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the year ended December 31, 2001, the Compensation Committee consisted of Messrs. Berty, Garrett and Yourdon. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Introduction

  The following report of the Compensation Committee of the Board of Directors of the Company shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference.

  The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters as well as matters involving the Company's Amended and Restated Stock Incentive Plan.

Co-Chairman Compensation

  Each of Messrs. Wadhwani and Trivedi is party to an employment agreement that provides for a minimum base salary and, upon approval by the Board of Directors, an annual discretionary performance bonus. The employment agreements were amended as of January 2002 to reduce Messrs. Wadhwani's and Trivedi's respective minimum base salaries from $300,000 to $250,000. Because both of these individuals own a significant amount of the Company Common Stock, the Board of Directors believes that their interests are aligned with those of the other shareholders of the Company, and that their base salaries and bonuses are modest compared with senior executives of comparable companies. Each received a base salary of $300,000 in 2001. The Compensation Committee did not award a bonus to either of Mr. Wadhwani or Mr. Trivedi for services performed in 2001.

Compensation Philosophy

  The Compensation Committee has adopted a compensation philosophy with respect to the executive officers of the Company that is intended to align compensation with the Company's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation to shareholder value in order to attract, retain and motivate high quality employees capable of maximizing shareholder value. The goals are:

..     To compensate executive employees in a manner that aligns the employees'
      interests with the interests of the shareholders;

..     To reward executives for successful long-term strategic management;

..     To recognize outstanding performance; and

..     To attract and retain highly qualified and motivated executives.

  The strategy established by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives and providing bonuses which, when combined with base salary amounts, give the Company's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective performance goals for the Company are achieved.

  Mr. Shangold's employment agreement provided that Mr. Shangold would receive a minimum of $3,000,000 provided (a) iGate disposed of its majority interest in Mastech Emplifi as a consequence of a transaction involving the sale of stock, a merger or a share exchange or (b) iGate sold all or substantially all of the assets of Mastech Emplifi. While Mr. Shangold was able to bring a legitimate buyer to iGate, the Company's strategy changed and the sale of Mastech Emplifi was not completed. To compensate Mr. Shangold for the amount he would have received had the sale of Mastech Emplifi been consummated, Mr. Shangold was granted Retention Payments of $4,000,000 payable in quarterly installments, the first installment of which was paid in December 2001.

  During 2001, the Compensation Committee granted Mr. Shangold an additional bonus of $888,940 in recognition of his achievements as Chief Executive Officer of Mastech Emplifi. This bonus was paid quarterly and represented 3% of the Usable Net Cash Flow (as defined in the Shangold Agreement) of Mastech Emplifi.

Deductibility of Executive Compensation Expenses

  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000, paid to any named executive officer, except to the extent such excess constitutes performance-based compensation. The Company's Amended and Restated Stock Incentive Plan has been structured so that options granted under the plan qualify as "performance-based compensation" and are exempt from the limitations on deduction. However, base salaries and bonuses do not qualify as "performance-based" compensation for purposes of Section 162(m) because the Compensation Committee retains discretion with respect to the amount and structure of these payments. The Compensation Committee's policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of iGate and its shareholders. With the exception of Mr. Shanghold, none of the Company executive officers earned in excess of $1,000,000 of non-performance based compensation in 2001.

Stock Incentive Plan

  The Company's long term incentives are in the form of stock options, stock appreciation rights ("SARs"), restricted or unrestricted stock awards and performance share awards to directors, executives and other key employees and consultants under the Amended and Restated Stock Incentive Plan (the "Plan"). Factors we consider in determining the size of stock option grants include the salary, role, and performance level of each participant. In April 2001 we granted a restricted stock award to Michael Zugay in recognition of his enhanced management responsibilities in the Company. In October 2001 we granted stock options to Steven Shangold and Michael Zugay as part of our evaluation of their performance during 2001. As of December 31, 2001 there were 5,958,653 shares of Common Stock available for issuance under the Plan.

  The objective of these awards is to advance the longer term interests of the Company and its shareholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental shareholder value and attainment of long-term earnings goals. Stock incentive awards under the Plan produce value to participants only if the price of the Company's stock appreciates, thereby directly linking the interests of the participants with those of the shareholders.

                                          Respectfully submitted,
                                          The Compensation Committee

                                          J. Gordon Garrett
                                          Michel Berty
                                          Edward Yourdon

                            DIRECTORS' COMPENSATION

  Directors who are not executive officers of the Company are paid an annual retainer of $20,000 and all directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the Company's Amended and Restated Stock Incentive Plan, each of Messrs. Berty, Garrett and Yourdon, the non-employee directors of the Company, were granted (i) options to purchase 30,000 shares of Common Stock in December of 1996 (the "1996 Options"), (ii) options to purchase 15,000 shares of Common Stock in September of 1999 (the "1999 Options"), (iii) options to purchase 15,000 shares of Common Stock in October of 2000 (the "2000 Options") and (iv) options to purchase 5,000 shares of Common Stock in June of 2001 (the "2001 Options"). The 1999 Options and 2000 Options vest in equal annual installments over three years and expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director prior to vesting. The 2001 Options vest in June 2002. All of the 1996 Options had vested as of December 16, 1999. The first two of three annual installments for the 1999 Options qualified for vesting as of December 31, 2001. The first of three annual installments for the 2000 Options qualified for vesting as of

October 11, 2001 and the second of the three annual installments will qualify for vesting as of October 11, 2002. The exercise price for the 1996 Options is $7.50 per share, which was the price per share for the Common Stock in the Company's initial public offering as adjusted pursuant to a subsequent two-for-one stock split. The exercise price for the 1999 Options is $14.31, the exercise price for the 2000 Options is $4.00 and the exercise price for the 2001 Options is $2.01.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In addition, the Committee recommends to the Board the selection of the Company's independent public accountants.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent public accounts are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee's responsibility is to oversee these processes.

  In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  In addition, the Committee has discussed with the independent public accountants the auditor's independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented. The Company paid the independent accountants $318,500 for audit services provided in 2001 and $453,812 for other services provided in 2001. Fees for services other than audit services were primarily related to tax services. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the accountants' independence.

  The Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  Based upon the Committee's discussions with management and independent public accountants and the Committee's review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                                          Respectfully submitted,
                                          The Audit Committee

                                          J. Gordon Garrett
                                          Michel Berty
                                          Edward Yourdon

                        INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT FEES

  The aggregate fees paid to Arthur Andersen LLP for auditing the annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $318,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

  There were no fees paid to Arthur Andersen LLP and its affiliates for financial information systems design and implementation during the year ended December 31, 2001.

ALL OTHER FEES

  The aggregate fees paid to Arthur Andersen LLP and its affiliates for services rendered to the Company and its subsidiaries during the year ended December 31, 2001, other than the services described above under the headings "Audit Fees" and "Financial Information Systems Design and Implementation" were $453,812 and consisted primarily of tax services.

RETENTION OF INDEPENDENT ACCOUNTANTS FOR THE YEAR 2002

  The Audit Committee of the Board of Directors is currently evaluating which of the major accounting firms to recommend to the Board for appointment as the company's independent accountant for 2002. Representatives of the firm of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            STOCK PERFORMANCE CHART

  The following graph shows a comparison of the cumulative total return on the Company's Common Stock during the period commencing on December 16, 1996, the date of the Company's initial public offering and ended December 31, 2001, with the cumulative total return during such period for (i) the NASDAQ Composite Index and (ii) the Russell 2000 Technology Index. The comparison assumes $100 was invested on December 16, 1996 in the Company's stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.




                              [GRAPH APPEARS HERE]

  The Common Stock is currently traded in the NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET under the SYMBOL "IGTE".

                                               NASDAQ   Russell 2000    iGate
                                              Composite  Technology  Corporation
                                              --------- ------------ -----------
December 16, 1996............................   $100        $100        $100
Year ended December 31, 1996.................    102         102         127
Year ended December 31, 1997.................    125         103         212
Year ended December 31, 1998.................    174         115         382
Year ended December 31, 1999.................    323         237         330
Year ended December 31, 2000.................    196         141          38
Year ended December 31, 2001.................    155         109          55

                       CERTAIN RELATED PARTY TRANSACTIONS

  The Company leases office space in the Indian cities of Bangalore, Chennai, Pune and Mumbai from Sunil Wadhwani, the Company's Co-Chairman and Chief Executive Officer, and Ashok Trivedi, the Company's Co-Chairman and President. Messrs. Wadhwani and Trivedi own various properties jointly and individually. The acquisitions of the real estate and the construction of the office buildings, excluding buildouts of the office space, were financed entirely by Messrs. Wadhwani and Trivedi from personal funds. The leases cover approximately 142,000 square feet and expire at various times from 2003 through 2008. The total annual rental is approximately $600,000. The lease agreements provide for annual increases in rent.

  Highgate Venture Partners I, L.P. (the "Fund"), has invested in Escend Technologies, Inc., a developer of business-to-business customer relationship management applications. The Fund invested $2.7 million, other affiliates of the Fund invested an aggregate of $205,000 and Messrs. Wadhwani and Trivedi, each invested $300,000.

  Pursuant to the Company's initial investment in Air2Web, Inc. ("Air2Web"), the Company was issued warrants to purchase 1,872,660 shares of Air2Web Series "B" Preferred Stock at $2.67 per share ("Series B Warrants"), which were to expire on December 31, 2000. In December 2000, the Company made a decision not to exercise the Series B Warrants in order to preserve cash, and requested an extension of the time period for exercise of the Series B Warrants. Air2Web agreed to extend the time period for the exercise of a portion of the Series B Warrants until June 30, 2001, provided that the Company assigned the remaining Series B Warrants to Messrs. Wadhwani and Trivedi, and certain executive officers of Air2Web, and provided that these individuals immediately exercise the Series B Warrants. As a result of these transactions, the Company held warrants to purchase 1,123,597 shares of Air2Web Series B Preferred Stock at $2.67 per share. In October 2001, Air2Web completed its Series C Preferred Stock Financing (the "Series C Financing"). In connection with the Series C Financing, new warrants were issued to the Company to purchase 1,123,597 shares of common stock of Air2Web at $2.00 per share to replace the Series B Warrants. These new warrants expire on April 30, 2004. In addition, new warrants to purchase 6,904,154, 165,714 and 165,714 shares of Air2Web common stock at a price of $.4785 per share were issued to the Company and Messrs. Wadhwani and Trivedi, respecively, in consideration of their agreement to eliminate the antidilution protections previously applicable to their Series B Preferred Stock. Each of the other holders of Series B Preferred Stock also agreed to eliminate their antidilution rights and were issued warrants. In addition, Air2Web surrendered 150,943 shares of Company common stock valued at $0.6 million that was issued to Air2Web in connection with the Company's initial investment in Air2Web.

  On December 12, 2001, in a transaction unanimously approved by the disinterested directors of the Company, the Fund sold its entire interest in VCampus Corporation ("VCampus"), to Sunil Wadhwani, Co-Founder and CEO and Ashok Trivedi, Co-Founder and President for cash. The Fund purchased 1,136,253 shares of common stock of VCampus in January 2000 for a total purchase price of $4.1 million and sold 568,127 shares to Ashok Trivedi and 568,126 shares to Sunil Wadhwani. Total proceeds received by the Fund amounted to $0.2 million and were divided equally by each of the Co-Founders. The purchase price was determined by applying an approximate 52% discount to the closing price of VCampus common stock on December 11, 2001, which the parties believed was appropriate to reflect the lack of liquidity and marketability of the shares sold. No independent appraisal or valuation of the shares was delivered to the parties.

  Pursuant to a Promissory Note and in accordance with the terms of his employment agreement, Michael Zugay, Chief Financial Officer of iGate, received a loan in the amount of $78,400 from iGate on December 31, 2001, to satisfy the minimum required tax withholding obligations arising from his receipt of 150,000 shares of restricted stock. Payments of interest, which accrues at 4.75% per annum on the unpaid principal, are due quarterly beginning on March 31, 2002 and the principal is due by December 31, 2003.

SUBMISSION OF SHAREHOLDER PROPOSALS TO BE INCLUDED IN 2003 PROXY STATEMENT

  Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal office in Pittsburgh, Pennsylvania not later than January 15, 2003 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

  The Company's Second Amended and Restated Articles of Incorporation ("Articles") provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

  The Company's Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

                                   FORM 10-K

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2001 as well as the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2001 as filed with the Securities and Exchange Commission is being provided with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Zugay
                                          Michael J. Zugay
                                          Senior Vice President, Chief
                                          Financial Officer and Corporate
                                          Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. WE APPRECIATE YOUR COOPERATION.

                                                                Please mark
                                                              your votes as
                                                               indicated in [X]
                                                               this example

1. The election of one (1) person as a Class C Director

       FOR the nominee         WITHHOLD                 NOMINEE: Sunil Wadhwani
       listed at right         AUTHORITY
                               to vote for the nominee
                               listed at right
            [_]
                                        [_]

               In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

               Unless otherwise specified, this proxy will be voted FOR Proposal 1.

                    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

                    PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                    NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

                    ___________________________________________________________
                                            Signature
                    ___________________________________________________________
                                        Corporation Name/Title

                         Date ____________________________________, 2002

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

                               iGATE CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

     The signer hereto appoints Sunil Wadhwani and Ashok Trivedi and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $.01 per share, and Series A Preferred Stock, no par value, of iGate Corporation (the "Company") which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on June 7, 2002, at 9:30 AM at the Radisson Hotel Greentree, 101 Marriott Drive, Pittsburgh, Pennsylvania, and at any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES TO THE BOARD OF DIRECTORS AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

              (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)

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